EXHIBIT 99.1


                                                                      PartnerRe

News Release


               PartnerRe Ltd. Reports First Quarter 2003 Earnings

     o First Quarter Net Income of $2.23 per share; Operating Earnings of $1.51 per share
     o    Net Premium Growth of 50% to more than $1.2 billion
     o    Annualized Net Income ROE of 26%; Annualized Operating ROE of 18%
     o    Book Value per Share Grew to $35.54

PEMBROKE, Bermuda, May 5, 2003 -- PartnerRe Ltd. (NYSE:PRE) today reported results for the first quarter of 2003.

PartnerRe President & Chief Executive Officer, Patrick Thiele, commented, "We had an excellent first quarter, with strong growth in all segments and results in line with the ambitious targets we have set for ourselves. We achieved an annualized operating return on equity of 18% while maintaining a superior balance sheet."

For the three months ended March 31, 2003, net income was $124.6 million, or $2.23 per share on a fully diluted basis. Net income includes a net after-tax realized gain on investments of $38.5 million or $0.72 per share. Net income for the first quarter of 2002, including a net after-tax realized loss on investments of $8.5 million, was $63.3 million or $1.13 per share.

Operating earnings for the first quarter 2003 were $81.2 million or $1.51 per share on a fully diluted basis. Operating earnings exclude net realized investment gains or losses and are calculated after payment of preferred dividends. This compares to operating earnings of $66.8 million, or $1.29 per share for the first quarter of 2002.


PartnerRe Ltd.                          Telephone +1 441 292 0888
Chesney House,                          Fax +1 441 292 6080
96 Pitts Bay Road                       www.partnerre.com
Pembroke, Bermuda HM 08

Summary unaudited consolidated financial data for the period is set out below.

-------------------------------------------------------------------------------
U.S.$ thousands (except per share amounts)         Three months ended March 31
-------------------------------------------------------------------------------
                                                         2003             2002
-------------------------------------------------------------------------------
Net Premiums Written                               $1,234,747         $824,473
-------------------------------------------------------------------------------
Net Premiums Earned                                  $806,237         $479,474
-------------------------------------------------------------------------------
Non-life Combined Ratio                                  94.6%            92.6%
-------------------------------------------------------------------------------
Net Income                                           $124,632          $63,255
-------------------------------------------------------------------------------
Net Income per share (a)                                $2.23            $1.13
-------------------------------------------------------------------------------
Net Operating Earnings (a)                            $81,182          $66,787
-------------------------------------------------------------------------------
Net Operating Earnings per share (a)                    $1.51            $1.29
-------------------------------------------------------------------------------

     (a) Net income per share is defined as net income available to common shareholders divided by the number of fully diluted shares. Net income available to common shareholders is defined as net income less preferred dividends. Net operating earnings is net income available to common shareholders excluding after-tax net realized gains/losses on investments. Per share results are on a fully-diluted basis.

Total revenues increased 72% in the quarter to $911.4 million, including $806.2 million of net premiums earned, net investment income of $61.7 million, and net realized investment gains of $41.0 million. For the first quarter of 2002, revenues were $531.0 million, with $479.5 million of net premiums earned, net investment income of $58.7 million, and net realized investment losses of $7.9 million.

At March 31, 2003, total assets were $10.0 billion, total capitalization was $2.8 billion, and total shareholders' equity was $2.2 billion. This compares to total assets of $8.7 billion, total capitalization of $2.7 billion, and total shareholders' equity of $2.1 billion at December 31, 2002. Book value per common share was $35.54 on a fully diluted basis, compared to $34.02 per share at December 31, 2002.

Separately, the Company announced that the Board of Directors declared a regular quarterly dividend of $0.29 per common share. The dividend will be payable on June 2, 2003, to common shareholders of record on May 23, 2003, with the stock trading ex-dividend commencing May 21, 2003.


PartnerRe Ltd.                          Telephone +1 441 292 0888
Chesney House,                          Fax +1 441 292 6080
96 Pitts Bay Road                       www.partnerre.com
Pembroke, Bermuda HM 08

Results of Operations

"Growth in net written premium was significant in the first quarter of 2003," Mr. Thiele said, "representing a 50% increase over the first quarter of 2002 and the first time we have exceeded the $1 billion level during a quarter. This was the result of several factors, including our superior ratings and strong market presence, good pricing across all our lines of business, a positive foreign exchange impact and the timing of renewals. We continue to expect however that the growth rate for the year will be in the range of 25% to 30%.

"Our Non-Life segment performed well, with a combined ratio of 94.6%," Mr. Thiele continued. "We are also taking advantage of dislocations in the life market and, as a result, life premiums are up by more than 100% compared to last year.

"We continue to generate strong cash flow from our reinsurance operations, with cash flow from operations of $234 million this quarter, contributing to meaningful growth in invested assets."

Results by Segment

The Non-Life segment reported net premiums written of $1.2 billion for the quarter, an increase of 47%, reflecting growth in substantially all lines. The combined ratio was 94.6% for the first quarter compared to 92.6% for the same period in 2002. The Non-Life technical result increased 31% to $88 million.

The U.S. Property and Casualty business, which represented approximately 26% of total net premiums written for the quarter, reported net premiums written of $317.7 million, an 82% increase over the prior year's first quarter, with substantial growth in specialty casualty lines. Net premiums earned increased 63% during the quarter when compared to the same period in 2002. The technical ratio for this segment was 96.0%, compared to 93.3% in the first quarter of 2002, reflecting the significant increase in specialty casualty premium earned, which the Company is reserving to a technical ratio of 100%.

The Global (Non-U.S.) Property and Casualty business, which represented approximately 24% of total net premiums written, reported net premiums written of $304.9 million for the first quarter of 2003, a 52% increase over the prior year, with the strongest growth in property business. Net premiums earned during the quarter increased 67%. The technical ratio for this segment was 92.2% compared to 97.4% for the same period in 2002, reflecting improvements in all lines.


PartnerRe Ltd.                          Telephone +1 441 292 0888
Chesney House,                          Fax +1 441 292 6080
96 Pitts Bay Road                       www.partnerre.com
Pembroke, Bermuda HM 08

The Worldwide Specialty business, which represented approximately 43% of total net premiums written for the quarter, reported net premiums written of $530.3 million for the first quarter, a 30% increase over the prior year period. Net premiums earned increased 62% during the quarter. This unit's technical ratio of 80.7%, compared to 72.7% for the first quarter of 2002, reflects strong results across most lines, in particular engineering, specialty casualty, catastrophe and aviation, offset by the impact of additional claims on the European floods of 2002.

The Life segment, which markets coverages primarily in Europe, Canada and Latin America, and represented approximately 7% of total net premiums written, reported net premiums written of $81.8 million for the quarter, as compared to $40.4 million for the first quarter 2002, representing an increase of more than 100%. This reflects both new business growth as well as the continued maturing of existing treaties in all three lines - life, annuity and health. The net technical result for the quarter was a gain of $5.0 million, compared to a gain of $2.9 million for the comparable period in 2002.

Commentary and Outlook

"As PartnerRe enters its tenth year in operation, the Company has grown into one of the world's leading reinsurers and is well positioned to take advantage of virtually all market opportunities," Mr. Thiele said. "Our growing franchise, strong ratings, products and coverages are in increased demand across the globe.

"The superior results achieved this quarter - in particular the 18% annualized operating return on beginning equity and 22% increase in operating income - are clear indicators that PartnerRe is benefiting from the increasing flight to quality."

Mr. Thiele concluded, "We remain confident that we will achieve our previously communicated plan for 2003 of at least $3.3 billion in premiums written, an operating return on equity of at least 17%, and minimum operating earnings per share of $5.70, barring any large catastrophes or unusual loss events."

                         ------------------------------

The Company uses operating earnings, diluted operating earnings per share and operating return on beginning equity to measure performance, as these measures focus on the underlying fundamentals of our operations without the influence of realized gains and losses from the sale of investments, which is driven by the timing of the disposition of investments and not by our operating performance. For planning purposes, the Company does not anticipate realized investment gains or losses. The Company also uses technical ratio and


PartnerRe Ltd.                          Telephone +1 441 292 0888
Chesney House,                          Fax +1 441 292 6080
96 Pitts Bay Road                       www.partnerre.com
Pembroke, Bermuda HM 08
technical result as measures of underwriting performance. These metrics exclude overhead expenses. All references to per share amounts in this press release are on the basis of fully diluted shares.

                         ------------------------------

PartnerRe Ltd. is a leading global reinsurer, providing multi-line reinsurance to insurance companies. Risks reinsured include property, casualty, motor, agriculture, marine, aviation/space, catastrophe, credit/surety, engineering/energy, marine, special risks, other lines, life/annuity and health. At year-end 2002, total revenues were $2.7 billion. As of March 31, 2003, total assets were $10.0 billion, total capitalization was $2.8 billion and total shareholders' equity was $2.2 billion.

PartnerRe on the Internet: www.partnerre.com

Forward-looking statements contained in this press release are based on the Company's assumptions and expectations concerning future events and financial performance and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such statements are subject to significant business, economic and competitive risks and uncertainties that could cause actual results to differ materially from those reflected in the forward-looking statements. PartnerRe's forward-looking statements could be affected by numerous foreseeable and unforeseeable events and developments such as exposure to catastrophe or other large losses, adequacy of reserves, risks associated with implementing business strategies, levels and pricing of new and renewal business achieved, credit, interest, currency and other risks associated with the Company's investment portfolio and other factors identified in the Company's filings with the Securities and Exchange Commission. In light of the significant uncertainties inherent in the forward-looking information contained herein, readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the dates on which they are made. The Company disclaims any obligation to publicly update or revise any forward-looking information or statements.


Contacts:     PartnerRe Ltd.                         Citigate Sard Verbinnen
              (441) 292-0888                         (212) 687-8080
              Investor Contact: Robin Sidders        Jim Barron/Hallie Bozzi
              Media Contact:  Celia Powell



PartnerRe Ltd.                          Telephone +1 441 292 0888
Chesney House,                          Fax +1 441 292 6080
96 Pitts Bay Road                       www.partnerre.com
Pembroke, Bermuda HM 08

                                 PartnerRe Ltd.
         Consolidated Statements of Operations and Comprehensive Income (Expressed in thousands of U.S dollars, except per share data)

                                                                       For the three     For the three
                                                                        months ended     months ended
                                                                         March 31,         March 31,
                                                                            2003             2002

                                                                        (Unaudited)       (Unaudited)
Revenues
     Gross premiums written                                            $  1,261,590      $    846,852
                                                                       ============      ============

     Net premiums written                                              $  1,234,747      $    824,473
     Increase in unearned premiums                                         (428,510)         (344,999)
                                                                       ------------      ------------
     Net premiums earned                                                    806,237           479,474
     Net investment income                                                   61,679            58,704
     Net realized investment gains (losses)                                  40,952            (7,881)
     Other income                                                             2,491               675
                                                                       ------------      ------------
      Total Revenues                                                        911,359           530,972
                                                                       ------------      ------------

Expenses
     Losses and loss expenses including life policy benefits                555,997           311,854
     Acquisition costs                                                      169,722           104,047
     Other operating expenses                                                52,000            36,936
     Interest expense                                                         3,196             3,196
     Net foreign exchange (gains) losses                                     (3,080)            3,603
                                                                       ------------      ------------
     Total Expenses                                                         777,835           459,636
                                                                       ------------      ------------

Income before distributions related to Trust Preferred
     and Mandatorily Redeemable Preferred Securities and taxes              133,524            71,336
     Distributions related to Trust Preferred and Mandatorily
        Redeemable Preferred Securities                                       6,815             6,815
     Income tax expense                                                       2,077             1,266
                                                                       ------------      ------------
Net income                                                             $    124,632      $     63,255
                                                                       ============      ============

Preferred dividends                                                    $      5,000      $      5,000
                                                                       ============      ============

Operating earnings available to common shareholders                    $     81,182      $     66,787
                                                                       ============      ============

Comprehensive income                                                   $    102,700      $     31,894
                                                                       ============      ============

Per Share Data:
     Earnings per common share:
         Basic operating earnings                                      $       1.55      $       1.33
         Net realized investment gains (losses), net of tax                    0.73             (0.17)
                                                                       ------------      ------------
         Basic net income                                              $       2.28      $       1.16
                                                                       ============      ============
         Weighted average number of common shares
              outstanding                                                  52,403.2          50,202.6


         Diluted operating earnings                                    $       1.51      $       1.29
         Net realized investment gains (losses), net of tax                    0.72             (0.16)
                                                                       ------------      ------------
         Diluted net income                                            $       2.23      $       1.13
                                                                       ============      ============
         Weighted average number of common and
              common equivalent shares outstanding                         53,738.6          51,687.5

                                 PartnerRe Ltd.
                          Consolidated Balance Sheets
         (Expressed in thousands of U.S. dollars, except per share data and parenthetical share data)


                                                                                                March 31,       December 31,
                                                                                                  2003              2002

                                                                                               (Unaudited)       (Audited)
Assets
     Investments and cash
     Fixed maturities, at fair value
      (amortized cost: 2003, $4,208,828; 2002, $3,998,382)                                    $  4,331,177      $  4,145,594
     Short-term investments, at fair value
      (amortized cost: 2003, $15,271; 2002, $3,787)                                                 15,483             3,801
     Equities, at fair value
      (cost: 2003, 502,857; 2002, $493,893)                                                        470,772           473,163
     Trading securities, at fair value (cost: 2003, $71,823; 2002, $72,998)                         74,301            75,284
     Cash and cash equivalents, at fair value, which approximates
        amortized cost                                                                           1,084,888           710,640
     Other invested assets                                                                           4,121             3,630
                                                                                              ------------      ------------
     Total investments and cash                                                                  5,980,742         5,412,112
     Accrued investment income                                                                      82,285            66,980
     Reinsurance balances receivable                                                             1,440,641           994,502
     Reinsurance recoverable on paid and unpaid losses                                             221,504           216,681
     Funds held by reinsured companies                                                             745,504           726,722
     Deferred acquisition costs                                                                    358,253           304,873
     Deposit assets                                                                                453,672           359,606
     Taxes recoverable                                                                             105,031           100,002
     Goodwill                                                                                      429,519           429,519
     Other                                                                                         133,541           126,977
                                                                                              ------------      ------------
Total Assets                                                                                  $  9,950,692      $  8,737,974
                                                                                              ============      ============

Liabilities
     Unpaid losses and loss expenses                                                          $  3,846,402      $  3,658,416
     Policy benefits for life and annuity contracts                                                869,112           815,978
     Unearned premiums                                                                           1,327,349           869,925
     Funds held under reinsurance treaties                                                          32,866            32,359
     Deposit liabilities                                                                           462,776           356,091
     Long-term debt                                                                                220,000           220,000
     Net payable for securities purchased                                                          500,286           190,110
     Accounts payable, accrued expenses and other                                                  131,873           117,913
                                                                                              ------------      ------------
Total Liabilities                                                                                7,390,664         6,260,792
                                                                                              ------------      ------------

Trust Preferred and Mandatorily Redeemable Preferred Securities                                    400,000           400,000
                                                                                              ------------      ------------

Shareholders' Equity
     Common shares (par value $1.00, issued and outstanding:
         2003, 52,410,728; 2002, 52,375,938)                                                        52,411            52,376
     Preferred shares (par value $1.00, issued and outstanding:  2003, 10,000,000;
        2002, 10,000,000; aggregate liquidation preference, $250,000,000)                           10,000            10,000
     Additional paid-in capital                                                                    977,989           977,714
     Deferred compensation                                                                            (227)             (261)
     Accumulated other comprehensive income:
        Net unrealized gains on investments, net of tax                                             87,441           119,605
        Currency translation adjustment                                                            (20,588)          (30,820)
     Retained earnings                                                                           1,053,002           948,568
                                                                                              ------------      ------------
Total Shareholders' Equity                                                                       2,160,028         2,077,182
                                                                                              ============      ============

Total Liabilities, Trust Preferred and Mandatorily Redeemable
     Preferred Securities and Shareholders' Equity                                            $  9,950,692      $  8,737,974
                                                                                              ============      ============

Shareholders' Equity Per Common Share                                                         $      36.44      $      34.89
                                                                                              ============      ============

Diluted Book Value Per Common and Common Equivalent
     Share (assuming exercise of warrants and stock options)                                  $      35.54      $      34.02
                                                                                              ============      ============

Number of Diluted Common Shares Outstanding                                                       53,746.1          53,702.3
                                                                                              ============      ============

                                 PartnerRe Ltd.
                           Supplementary Information
                         (in millions of U.S. dollars)
                                  (Unaudited)


                                              For the three    For the three
                                               months ended    months ended
                                                 March 31,       March 31,
                                                   2003            2002

SEGMENT INFORMATION

NON-LIFE SEGMENT
 US Property and Casualty
   Net premiums written                         $   317.7       $   174.2
   Net premiums earned                              195.8           120.5

   Loss and loss expense ratio(1)                    70.3%           66.3%
   Acquisition expense ratio(2)                      25.7            27.0
                                                ---------       ---------
   Technical ratio(3)                                96.0            93.3

 Global (Non-US) Property and Casualty
   Net premiums written                         $   304.9       $   200.8
   Net premiums earned                              201.8           121.2

   Loss and loss expense ratio(1)                    68.2%           73.9%
   Acquisition expense ratio(2)                      24.0            23.5
                                                ---------       ---------
   Technical ratio(3)                                92.2            97.4

 Worldwide Specialty
   Net premiums written                         $   530.3       $   409.1
   Net premiums earned                              333.5           205.3

   Loss and loss expense ratio(1)                    62.2%           55.9%
   Acquisition expense ratio(2)                      18.5            16.8
                                                ---------       ---------
   Technical ratio(3)                                80.7            72.7

TOTAL NON-LIFE SEGMENT
Gross premiums written                          $ 1,174.6       $   803.4
Net premiums written                              1,152.9           784.1
Net premiums earned                                 731.1           447.0

Loss and loss expense ratio(1)                       66.0%           63.6%
Acquisition expense ratio(2)                         22.0            21.4
                                                ---------       ---------
Technical ratio(3)                                   88.0            85.0
Other overhead expense ratio(4)                       6.6             7.6
                                                ---------       ---------
Combined ratio(5)                                    94.6%           92.6%
                                                =========       =========

LIFE SEGMENT
Gross premiums written                               87.0       $    43.4
Net premiums written                                 81.8            40.4
Net premiums earned                                  75.1            32.6

Technical result (6)                            $    (7.2)      $    (3.5)
Allocated investment income                          12.2             6.4
                                                ---------       ---------
Net technical result                            $     5.0       $     2.9
                                                =========       =========

(1) Loss and loss expense ratio is obtained by dividing losses and loss adjustment expenses by net premiums earned.

(2) Acquisition expense ratio is obtained by dividing acquisition costs by net premiums earned.

(3) Technical ratio is defined as the sum of the losses and loss adjustment expenses ratio and the acquisition expense ratio.

(4) Other overhead expense ratio is obtained by dividing other operating expenses by net premiums earned.

(5) Combined ratio is the sum of the loss and loss expense ratio and the expense ratio. The expense ratio is defined as the sum of the acquisition expense ratio and the other overhead expense ratio.

(6) Technical result is defined as net premiums earned less loss and loss adjustment expenses and acquisition costs

                                 PartnerRe Ltd.
                           Supplementary Information

                                  (Unaudited)

                                                                                    For the three    For the three
                                                                                     months ended     months ended
                                                                                      March 31,         March 31,
                                                                                        2003              2002
Distribution of Net Premiums Written by
Line of Business:
                               Non-Life
                                   Property and Casualty
                                        Property                                         19%              19%
                                        Casualty                                         20               15
                                        Motor                                            11               12
                                   Worldwide Specialty
                                        Agriculture                                       2                4
                                        Aviation/Space                                    5                5
                                        Catastrophe                                      18               23
                                        Credit/Surety                                     3                4
                                        Engineering/Energy                                6                3
                                        Marine                                            3                3
                                        Special Risk                                      6                7
                                        Other                                             -                -
                               Life                                                       7                5


Geographic Distribution of Gross Premiums Written:
                                        Europe                                           44%              39%
                                        North America                                    42               45
                                        Asia, Australia and New Zealand                   9               10
                                        Latin America and the Caribbean                   4                5
                                        Africa                                            1                1


                                                                                        As at
                                                                                       March 31,
                                                                                         2003
Credit Ratings (Financial Strength Ratings):
  Standard & Poor's                                                                       AA
  Moodys                                                                                 Aa3
  A.M. Best                                                                               A+

                                                                                                                As at
                                                                            March 31,                        December 31,
                                                                              2003                               2002
                                                                 (in thousands of U.S. dollars)   (in thousands of U.S. dollars)
Capital Structure:
  Debt                                                           $    220,000                8%    $     220,000              8%
  Trust Preferred                                                     200,000                7           200,000              7
  Series B Cumulative Redeemable Preferred Shares (PEPS)              200,000                7           200,000              7
  8% Series A Cumulative Preferred Shares                             242,163                9           242,163              9
  Common Shareholders' Equity                                       1,917,865               69         1,835,019             69
                                                                  ------------      -----------     -------------      ---------
  Total Capital                                                  $  2,780,028              100%    $   2,697,182            100%
                                                                  ============      ===========     =============      =========

                                 PartnerRe Ltd.
                           Supplementary Information

                                  (Unaudited)

                                                                                     As at           As at
                                                                                   March 31,      December 31,
                                                                                     2003            2002
Investment Portfolio:
  Credit Quality                      AAA                                             54%             56%
                                      AA                                               9              13
                                      A                                               19              16
                                      BBB                                             11               9
                                      Below Investment Grade                           7               6


  By Class                            U.S. Government                                 10%             12%
                                      U.S. Mortgage/Asset Backed                      15              16
                                      U.S. Corporates                                 23              22
                                      Foreign Fixed Income                            28              27
                                      Equities and Equity Substitutes                 13              13
                                      Cash (net of pending transactions)              11              10

  Expected average duration                                                          3.3 Yrs         3.3 Yrs

  Average yield to maturity at market                                                3.5%            3.5%
  (fixed income securities and cash)

  Average Credit Quality                                                              AA              AA

                                                                               For the three    For the three
                                                                                months ended     months ended
                                                                                 March 31,        March 31,
                                                                                   2003             2002
                                                                    (in thousands of U.S. dollars except per share data)
Reconciliation of Net income to Operating earning
 available to common shareholders:
Net income                                                                    $   124,632       $    63,255
Less:
     Net realized investment gains (losses), net of tax                            38,450            (8,532)
     Dividends to preferred shareholders                                            5,000             5,000
                                                                               -----------       -----------
Operating income available to common shareholders                             $    81,182       $    66,787
                                                                               ===========       ===========

Diluted net income per common share                                           $      2.23       $      1.13
Less:
     Net realized investment gains (losses), net of tax, per common share            0.72             (0.16)
                                                                               -----------       -----------
Diluted operating earning per common share                                    $      1.51       $      1.29
                                                                               ===========       ===========

Return on beginning common shareholders' equity
calculated with net income                                                           26.2%             15.6%
Less:
    Net realized investment gains (losses) net of tax                                 8.4              (2.2)
                                                                               -----------       -----------
Operating return on equity                                                           17.8%             17.8%
                                                                               ===========       ===========

                                 PartnerRe Ltd.
                           Supplementary Information

                                  (Unaudited)

                                                                                                 As at          As at
                                                                                               March 31,      March 31
                                                                                                  2003          2002
Reconciliation of technical result to net income
Non-Life technical result                                                                     $    87.7      $    67.1
Life technical result                                                                              (7.2)          (3.5)
                                                                                              ---------      ---------
Total technical result                                                                             80.5           63.6
Other operating expenses                                                                          (52.0)         (36.9)
Net investment income                                                                              61.7           58.7
Other income                                                                                        2.5            0.7
Interest expense                                                                                   (3.2)          (3.2)
Net foreign exchange gains (losses)                                                                 3.1           (3.6)
Income tax recovery (expense) on operating income                                                   0.4           (0.7)
Distribution related to Trust Preferred and Mandatorily Redeemable Preferred Shares                (6.8)          (6.8)
Net realized investment gains (losses), net of tax                                                 38.4           (8.5)
                                                                                              ---------      ---------
Net income                                                                                    $   124.6      $    63.3
                                                                                              ---------      ---------